Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Diedrich Coffee, Inc.:

We hereby consent to the incorporation by reference in the registration statements (Nos. 333-111669, 333-66744, 333-74626, 333-52190, 333-61269, 333-50412, 333-61271, 333-50127, 333-50129) on Form S-8 and Form S-3 of our report dated October 8, 2008, relating to the consolidated financial statements and schedule of Diedrich Coffee, Inc. which appear in this Form 10-K for the year ended June 25, 2008.

/s/ BDO Seidman, LLP
Costa Mesa, California
October 8, 2008